                                                                   EXHIBIT 10.42


            THIRD AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER
            ------------------------------------------------------

     This THIRD AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER (this "Amendment") is entered into as of December 17, 1998, by and among P-Com, Inc., a Delaware corporation ("Borrower"), the financial institutions named on the signature pages hereof (each, a "Lender" and collectively the "Lenders"), Union Bank of California, N.A., as administrative agent for the Lenders ("Agent"), and Bank of America National Trust and Savings Association, as syndication agent ("Syndication Agent"), with reference to the following facts:

     A. Borrower, Agent, Syndication Agent and Lenders are parties to that certain Credit Agreement dated as of May 15, 1998, as amended (the "Credit Agreement"). The Credit Agreement and all related and supporting documents collectively are referred to in this Amendment as the "Loan Documents."

     B. The parties desire to amend and waive certain provisions of the Credit Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

     1.   Defined Terms.  Capitalized terms not otherwise defined herein shall
          -------------
have the same meanings as set forth in the Credit Agreement and the other Loan Documents.

     2.   Waiver.  At the request of the Borrower, subject to the terms and
          ------
conditions contained herein and performance by the Borrower of all of the terms of this Amendment and the Loan Documents after the date hereof, and in reliance on the representations and warranties of the Borrower set forth herein, the undersigned Lenders hereby waive the Borrower's obligation to comply with Sections 6.2(a) and (d) of the Credit Agreement through June 30, 1999. Without limiting the generality of the provisions of Section 9.1 of the Credit Agreement, the waiver set forth herein shall be limited precisely as written and relates solely to the waiver of compliance by the Borrower with Sections 6.2(a) and (d) in the manner and to the extent described above, and nothing in this Amendment shall be deemed to (i) constitute a waiver of compliance by the Borrower with Sections 6.2(a) or (d) in any other instance, or (ii) constitute a waiver of any other Event of Default or other failure by the Borrower to perform in accordance with the Loan Documents or this Amendment, or (iii) prejudice any right or remedy that the Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents.

     3.   Amendments to Credit Agreement.  The Credit Agreement is hereby
          ------------------------------
amended as follows:

          (a) The defined term "Receivables Facilities" in Section 1.1 is amended to read as follows:

               "Receivables Facilities":  Any agreement(s), approved in advance
                ----------------------
     by all Lenders, by and between Borrower and no more than three (3) Qualified Financial

     Institutions providing for the purchase by such financial institution(s) of Borrower's accounts receivable, as the same may from time to time be modified, supplemented, amended, restated, extended, renewed, or replaced in a manner no less favorable to Lenders or with the prior written consent of all Lenders.

          (b) Clause (iii) of the proviso in Section 2.5(a) is amended to read as follows:

               (iii) Borrower shall not request any Letter of Credit, if after giving effect to such issuance, the Letter of Credit Usage exceeds Five Million Dollars ($5,000,000) or any regulatory, legal or internal limit on the Issuing Bank's ability to issue the requested Letter of Credit.

          (c)  Section 6.2(b) is amended to read as follows:

               (b)  Leverage Ratio.  As at the end of any fiscal quarter of the
                     --------------
     Borrower commencing with the fiscal quarter ending March 31, 1999, permit the ratio of Consolidated Funded Debt as at the end of such fiscal quarter, to Consolidated Annualized Adjusted EBITDA for such fiscal quarter, to be greater than the correlative amount indicated below:

          Quarter Ending:                             Ratio:
          --------------                              -----
          March 31, 1999                               18.00 : 1.00
          June 30, 1999                                10.00 : 1.00
          September 30, 1999                           5.00  : 1.00
          December 31, 1999, and thereafter            4.00  : 1.00

          For purposes of determining the ratio set forth in this Section 6.2(b), and for purposes of determining the "Applicable Margin" and "Commitment Fee Rate" as set forth in Exhibit E, for any period of
                                           ---------
     determination in which Consolidated Annualized Adjusted EBITDA is a sum less than Zero Dollars ($0), such sum shall be deemed to be One Dollar ($1).

          (d)  Section 6.2(c) is amended to read as follows:

               (c)  Consolidated Tangible Net Worth.  Commencing with the
                    -------------------------------
     fiscal quarter ended December 31, 1998, permit Consolidated Tangible Net Worth as of the last day of any fiscal quarter of Borrower to be less than Thirty-Eight Million Dollars ($38,000,000), plus (i) 100% of Consolidated
                                                 ----
     Net Income (or loss not to exceed $10,000,000) for the fiscal quarter ended December 31, 1998, plus (ii) 100% of Consolidated Net Income (or loss not
                        ----
     to exceed $5,000,000) for the fiscal quarter ended March 31, 1999, plus
                                                                        ----
     (iii) 100% of Consolidated Net Income (or loss not to exceed $2,000,000) for the fiscal quarter ended June 30, 1999, plus (iv) 100% of Consolidated
                                                 ----
     Net Income (but not loss) for the fiscal quarter ended September 30, 1999 and each quarter thereafter, plus (v) 100% of the Net Proceeds of any
                                  ----
     Equity Issuance by the Borrower after September 30, 1998.

          (e)  Section 6.2(e) is amended to read as follows:

               (e)  Interest Coverage Ratio.  As at the end of any fiscal
                    -----------------------
     quarter of Borrower commencing with the fiscal quarter ended March 31, 1999, permit the ratio of Consolidated Annualized Adjusted EBITDA for such quarter, to Consolidated Interest Expense for the four fiscal quarters ending on the last day of such fiscal quarter, to be less than the correlative amount indicated below:

          Quarter Ending:                             Ratio:
          --------------                              ------
          March 31, 1999                               1.00 : 1.00
          June 30, 1999                                1.00 : 1.00
          September 30, 1999, and thereafter           3.00 : 1.00

          (f)  Clause (iii) of Section 6.2(f) is amended to read as follows:

                    (iii) Liens in favor of no more than three (3) Qualified Financial Institutions, upon specific accounts receivable of Borrower purchased under the Receivables Facilities, provided that the obligations secured by such Liens shall not exceed $25,000,000 in the aggregate at any one time outstanding; and provided, further, that Borrower shall not permit any of the Receivables Facilities to be modified, supplemented, amended, restated, extended, renewed or replaced in a manner that is less favorable to Lenders without the prior written consent of all Lenders;

          (g)  Clause (ii) of Section 6.2(l) is amended to read as follows:

                    (ii) the Borrower may assign and sell accounts receivable to any three (3) Qualified Financial Institutions pursuant to the Receivables Facilities, provided that the total outstanding amount of all
                             --------
     purchased receivables under the Receivables Facilities shall not exceed $25,000,000 at any time;

          (h)  Section 6.2(w) is amended to read as follows:

               (w)  Minimum Consolidated Adjusted EBITDA.  Permit Consolidated
                    ------------------------------------
     Adjusted EBITDA to reflect a loss of more than $10,000,000 for the fiscal quarter ended December 31, 1998.

          (i)  Section 7.1(f) is amended to read as follows:

               (f) Any Loan Party shall (A) fail to pay any principal of, or premium or interest on, any Debt, the aggregate outstanding principal amount of which is at least $750,000 (excluding Debt evidenced by the Notes, and excluding Debt owed to Cylink Corporation), when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or (B) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, and such failure shall result in a right, whether or not exercised, to accelerate the maturity of any such Debt; or

          (j)  Section 7.1(m) is amended to read as follows:

               (m) The Borrower shall fail to receive, on or before December 22, 1998, Net Proceeds of at least $10,000,000 from an Equity Issuance after September 30, 1998, on terms satisfactory to Lenders;

          (k)  Consent to Equity Issuance; Certain Payments in Respect of
               ----------------------------------------------------------
Preferred Stock.  Notwithstanding Section 6.2(r) or any other provision of the
---------------
Credit Agreement, subject to the terms and conditions contained herein, and in reliance on the representations and warranties of the Borrower set forth herein, Lenders hereby consent to the Borrower's issuance and sale of its equity securities on the terms set forth in the Designations, Preferences and Rights of Series B Convertible Participating Preferred Stock of P-Com, Inc. (the "Certificate of Designation") as presented to Lenders. Notwithstanding Section 6.2(h) or any other provision of the Credit Agreement, Lenders hereby consent to the Borrower's redemption of, or Override Election payments with respect to, shares of the Borrower's Preferred Stock pursuant to the Certificate of Designation (the terms "Override Election" and "Preferred Stock", as used in this subsection (d), shall have the meanings set forth in the Certificate of Designation); provided that (i) at the time of and immediately following any
              --------
such redemption or Override Election payment there shall exist no condition or event that constitutes an Event of Default or Potential Event of Default; (ii) the Borrower shall not make any redemption or Override Election payment which is optional or otherwise not required to be made pursuant to the Certificate of Designation or other agreements entered into with respect to the issuance of the Preferred Stock; and (iii) the aggregate of any such redemption or Override Election payments shall not in any event exceed the lesser of (A) the difference of (x) the aggregate Net Proceeds received by the Borrower from the issuance and sale of such Preferred Stock minus (y) Nine Million Dollars ($9,000,000), or (B)
                             -----
Five Million Dollars ($5,000,000).

          (l)  Exhibit D is deleted and replaced with Exhibit D hereto.
               ---------                              ---------

          (m)  Exhibit E is deleted and replaced with Exhibit E hereto.
               ---------                              ---------

          (n)  Schedule 5.1(g) (Litigation), Schedule 6.2(f) (Liens),
               ---------------               ---------------
Schedule 6.2(g) (Debt), Schedule 6.2(k) (Contingent Obligations) to the Credit
---------------         ---------------
Agreement are replaced with Schedule 5.1(g),  Schedule 6.2(f), Schedule 6.2(g),
                            ---------------   ---------------  ---------------
and Schedule 6.2(k) attached hereto.  Exhibit A to the Intellectual Property
    ---------------                   ---------
Security Agreement is replaced with Exhibit A to Borrower Intellectual Property Security Agreement attached hereto.

     4.   Conditions to Effectiveness.
          ---------------------------
     This Amendment shall become effective as of December 17, 1998 (the "Effective Date"), only upon:

          (a) receipt by the Agent from the Borrower of an amendment fee as set forth separately in a letter agreement by and among the Borrower, the Agent and the Lenders;

          (b) receipt by the Agent of the following (each of which shall be in form and substance satisfactory to the Agent and its counsel):

               (i) counterparts of this Amendment duly executed on behalf of the Borrower and the Lenders;

               (ii) copies of resolutions of the Board of Directors or other authorizing documents of the Borrower, authorizing the execution and delivery of this Amendment;

          (c) affirmations of the Guaranty, duly executed on behalf of each Guarantor.

     5.  Representations and Warranties.  In order to induce the Lenders to
         ------------------------------
enter into this Amendment, the Borrower represents and warrants to the Lenders that the following statements are true, correct and complete as of the effective date of this Amendment:

          (a)  Corporate Power and Authority.  The Borrower has all requisite
               -----------------------------
corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement"). The Certificate of Incorporation and Bylaws of the Borrower have not been amended since the copies previously delivered to the Lenders.

          (b)  Authorization of Agreements.  The execution and delivery of this
               ---------------------------
Amendment and the performance by the Borrower of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Borrower.

          (c)  No Conflict.  The execution and delivery by the Borrower of this
               -----------
Amendment do not and will not contravene (i) any law or any governmental rule or regulation applicable to the Borrower, except to the extent not resulting in a Material Adverse Effect, (ii) the Certificate of Incorporation or Bylaws of the Borrower, (iii) any order, judgment or decree of any court or other agency of government binding on the Borrower, or (iv) any material agreement or instrument binding on the Borrower, except to the extent not resulting in a Material Adverse Effect.

          (d)  Governmental Consents.  The execution and delivery by the
               ---------------------
Borrower of this Amendment and the performance by the Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body (except routine reports required pursuant to the Securities and Exchange Act of 1934, as amended (as such act is applicable to any Loan Party), which reports will be made in the ordinary course of business).

          (e)  Binding Obligation.  This Amendment and the Amended Agreement
               ------------------
have been duly executed and delivered by the Borrower and are the binding obligations of the

Borrower, enforceable against the Borrower in accordance with their respective terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws and equitable principles relating to or affecting creditors' rights.

          (f)  Incorporation of Representations and Warranties From Credit
               -----------------------------------------------------------
Agreement.  The representations and warranties contained in Section 5.1 of the
---------
Credit Agreement are correct in all material respects on and as of the effective date of this Amendment as though made on and as of such date. Without limiting the generality of the foregoing, Borrower represents and warrants that all of Borrower's Copyrights, Patents, and Trademarks, in connection with the Material Products, including any such property acquired from Cylink Corporation, are set forth in Exhibits A, B and C to the Intellectual Property Security Agreement, and that all such Copyrights, Patents, and Trademarks have been registered with the U.S. Copyright Office, or the U.S. Patent and Trademark Office, as applicable.

          (g)  Absence of Default.  After giving effect to this Amendment, no
               ------------------
event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

          (h)  Equity Issuance.  Borrower shall account for the Net Proceeds
               ---------------
and any other amounts related to any Equity Issuance as equity or redeemable equity and not debt.

     6.   Release.
          -------

          (a) Each Loan Party acknowledges that Lenders would not enter into this Amendment without the Loan Parties' assurance that each Loan Party has no claims against any Lender, the Agent, Syndication Agent, or any of such parties' officers, directors, employees or agents, arising out of or related to the Loan Documents or any other agreement between any Loan Party and any Lender. Except for the obligations arising hereafter under the Amended Agreement, each Loan Party releases each Lender, the Agent, Syndication Agent, and each of such parties' officers, directors and employees from any known or unknown claims which any Loan Party now has against any Lender, the Agent, or Syndication Agent of any nature, arising out of or related to the Loan Documents or any other agreement between any Loan Party and any Lender, including any claims that any Loan Party, or any Loan Party's successors, counsel, and advisors may in the future discover they would have had now if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability. Each Loan Party waives the provisions of California Civil Code section 1542, which states:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

          (b) The provisions, waivers and releases set forth in this section are binding upon each Loan Party and each Loan Party's shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of each Lender, the Agent, Syndication Agent, and each such party's agents, employees, officers, directors, assigns and successors in interest as parties to the Credit Agreement.

          (c) The provisions of this section shall survive payment in full of the obligations, full performance of all the terms of this Amendment and the Loan Documents, and/or the Agent's or any Lender's actions to exercise any remedy available under the Loan Documents or otherwise.

          (d) Each Loan Party warrants and represents that each such Loan Party is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and each such Loan Party has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. Each Loan Party shall indemnify and hold harmless each Lender, the Agent, and Syndication Agent, from and against any claim, demand, damage, debt, liability (including payment of reasonable attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any assignment or transfer.

     7.   Miscellaneous.
          -------------

          (a)  Reference to and Effect on the Credit Agreement and the Other
               -------------------------------------------------------------
Loan Documents.
--------------

               (i) On and after the Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Agreement.

               (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

               (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or Lenders under the Credit Agreement or any of the other Loan Documents.

          (b)  Fees and Expenses.  All costs and expenses of the Agent and
               -----------------
Lenders, including, but not limited to, reasonable attorneys' fees and the reasonable estimate of the allocated cost of in-house counsel and staff, incurred by the Agent and Lenders in the preparation and negotiation of this Amendment constitute costs and expenses in connection with the amendment and restructuring of the Loan Documents, and as such are payable by the Borrower in accordance with Section 9.5 of the Credit Agreement.

          (c)  Headings.  Section and subsection headings in this Amendment are
               --------
included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          (d)  Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL
               --------------
BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          (e)  Counterparts.  This Amendment may be executed in any number of
               ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

P-COM, INC.


BY:  /s/ MICHAEL J. SOPHIE
   -------------------------------

TITLE: CFO/VP FINANCE
      ----------------------------


AGENT:

UNION BANK OF CALIFORNIA, N.A.


BY: /s/ PATRICIA LEE
   -------------------------------

TITLE:  VICE PRESIDENT
      ----------------------------


LENDERS:

UNION BANK OF CALIFORNIA, N.A.


BY: /s/ PATRICIA LEE
   -------------------------------

TITLE:  VICE PRESIDENT
      ----------------------------

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION


BY: /s/ FRED L. THORNE
   -------------------------------

TITLE:  VICE PRESIDENT
      ----------------------------

                                   EXHIBIT D

                       [FORM OF COMPLIANCE CERTIFICATE]


     1. This Compliance Certificate ("Compliance Certificate") is executed and delivered by P-Com, Inc., a Delaware corporation (the "Borrower"), to Union Bank of California, N.A. (the "Agent"), pursuant to Section 6.1(a)(iii)(B) of the Credit Agreement dated as of May 15, 1998, among the Borrower, the financial institutions named therein and the Agent. Any terms used herein and not defined herein shall have the meanings defined in the Credit Agreement. This Compliance Certificate covers the Borrower's:

          Fiscal quarter ended _________, 19__

          Fiscal year ended _________, 19__

     2. The following paragraphs set forth calculations in compliance with obligations pursuant to Section 6.2(a), (b), (c), (d), (e), (h) and (w) of the Credit Agreement, as of the end of the fiscal period set forth in paragraph 1 hereof.

A.   Quick Ratio (Sec. 6.2(a)):
     -------------------------

     (a)  Consolidated Quick Assets                        $_________

     (b)  Consolidated Current Liabilities                 $_________

     Ratio (a) : (b)                                       __________

     Minimum Permitted Ratio

     Quarter Ending:                                            Ratio:
     --------------                                             -----
     September 30, 1998                                          0.70 : 1.00
     December 31, 1998                                           0.80 : 1.00
     March 31, 1999                                              0.90 : 1.00
     June 30, 1999, and thereafter                               1.00 : 1.00


B.   Leverage Ratio (Sec 6.2(b)):
     ---------------------------

     (a)  Consolidated Funded Debt as at the end of the    $_________
          most recent fiscal quarter

     (b)  Consolidated Annualized Adjusted EBITDA          $__________
          for the most recently ended fiscal quarter

     Ratio (a) to (b)                                      __________

     Maximum Permitted Ratio

     Quarter Ending:                                            Ratio:
     --------------                                             -----
     March 31, 1999                                              18.00 : 1.00
     June 30, 1999                                               10.00 : 1.00
     September 30, 1999                                          5.00  : 1.00
     December 31, 1999, and thereafter                           4.00  : 1.00

C.   Consolidated Tangible Net Worth (Sec. 6.2(c)):
     ---------------------------------------------

     (a)  $38,000,000

     (b)  plus 100% of Consolidated Net Income (or loss    $_________
          not to exceed $10,000,000) for the fiscal quarter ended December 31, 1998

     (c)  plus 100% of Consolidated Net Income (or loss    $_________
          not to exceed $5,000,000) for the fiscal quarter ended March 31, 1999

     (d)  plus 100% of Consolidated Net Income (or loss    $_________
          not to exceed $2,000,000) for the fiscal quarter ended June 30, 1999

     (e)  plus 100% of Consolidated Net Income (but not    $_________
          loss) for the fiscal quarter ended September
          30, 1999 and each quarter thereafter

     (f)  plus 100% of the capital Net Proceeds of any     $_________
          Equity Issuance after September 30, 1998
          (Note: includes Net Proceeds from any options, warrants or other similar rights exercised in respect of Borrower'capital stock).

     Minimum Required Consolidated Tangible
     Net Worth:  (a) + (b) + (c) + (d) + (e) + (f):        $_________

     Actual Consolidated Tangible Net Worth:               $_________

D.   Profitability (Sec 6.2(d)):
     --------------------------

     1.   (a)  Net income before taxes of Borrower         $_________
               and its consolidated Subsidiaries on a
               fiscal year-to-date basis as of the last day of the most recent fiscal quarter, for the fiscal quarters ended September 30, 1998, and December 31, 1998

     Required:      No loss exceeding $82,000,000

     2.   (a)  Net income before taxes of Borrower         $_________
               and its consolidated Subsidiaries for the most recent fiscal quarter, commencing with the quarter ended March 31, 1999

          (b)  Consolidated Net Income for the most        $_________
               recent fiscal quarter, commencing with
               the quarter ended March 31, 1999

          Required:  (a) and (b): greater than $0

E.   Interest Coverage Ratio (Sec. 6.2(e)):
     -------------------------------------

     (a)  Consolidated Annualized Adjusted EBITDA          $_________
          for the most recent fiscal quarter

     (b)  Consolidated Interest Expense for the four       $_________
          fiscal quarters ending on the last day of the most recent fiscal quarter

     Ratio (a) to (b)                                      ____ : 1.00

     Minimum Permitted Ratio

     Quarter Ending:                                            Ratio:
     --------------                                             -----
     March 31, 1999                                              1.00 : 1.00
     June 30, 1999                                               1.00 : 1.00
     September 30, 1999, and thereafter                          3.00 : 1.00

F.   Dividends (Sec. 6.2(h)):
     -----------------------

     Dividends declared or paid in current fiscal year     $_________

     Permitted:  $0

G.   Minimum Consolidated Adjusted EBITDA (Sec. 6.2(w)):
     --------------------------------------------------

     Consolidated Adjusted EBITDA for the fiscal quarter   $_________
     ended December 31, 1998

          Required:  No loss exceeding $10,000,000

H.   Consolidated Capital Expenditures (Sec. 6.2(x)):
     -----------------------------------------------

     Consolidated Capital Expenditures of the Borrower     $_________
     and its Subsidiaries for the current fiscal quarter

     Permitted:
     ---------

     Quarter Ending:                                  Not more than:
     --------------                                   -------------
        September 30, 1998                             $7,500,000
        December 31, 1998                              $7,500,000
        March 31, 1999, and thereafter                 $5,000,000

     3. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the fiscal period covered by this Compliance Certificate. The undersigned does not (either as a result of such review or otherwise) have any knowledge of the existence as of the date of this Compliance Certificate of any condition or event that constitutes an Event of Default or a Potential Event of Default, with the exception set forth below in response to which the Borrower is taking or proposes to take the following actions (if none, so state):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

     4. This Compliance Certificate is executed on _______________, ___, by the Chief Executive Officer or Chief Financial Officer of the Borrower. The undersigned hereby certifies that each and every matter contained herein is derived from the Borrower's books and records and is, to the best knowledge of the undersigned, true and correct.

                                            P-Com, Inc.
                                            a Delaware corporation


                                            By:_________________________________

                                            Title:______________________________

                                   EXHIBIT E

                                 PRICING GRID

     The "Applicable Margin" and the "Commitment Fee Rate" shall mean the variable number of percentage points determined in accordance with the grid set forth below, based upon the Borrower's ratio of Consolidated Funded Debt as at the end of each fiscal quarter to Consolidated Annualized Adjusted EBITDA as specified in Section 6.2(b) (the "Leverage Ratio"), as determined by the Agent with reference to the Borrower's most recently delivered financial statements and Compliance Certificate. The effective date of any change in the Applicable Margin and/or the Commitment Fee Rate shall be five (5) Business Days following Agent's receipt of Borrower's financial statements and Compliance Certificate; provided that if Borrower shall not have timely delivered its financial statements and Compliance Certificate in accordance with Section 6.1(a), then commencing five (5) Business Days following the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining said rates that Borrower's Leverage Ratio is equal to or greater than 8.50 to 1.00.

                                                                      Applicable            Applicable
                                                                      Margin for            Margin for
                       Leverage              Commitment             LIBO Rate             Base Rate
  Level                  Ratio                Fee Rate                Loans                 Loans
  -----                --------             -----------           -----------           -----------
I.            Equal to or greater than         0.50%                   N/A                 2.00%
              8.50 : 1.00

II.           Equal to or greater than         0.50%                   N/A                 1.00%
              7.00 : 1.00 but less than
              8.50 : 1.00

III.          Equal to or greater than         0.50%                   N/A                  .50%
              4.00 : 1.00 but less than
              7.00 : 1.00

IV.           Equal to or greater than         0.30%                 2.50%                 0.00%
              3.00 : 1.00 but less than
              4.00 : 1.00

V.            Equal to or greater than         0.25%                 1.50%                 0.00%
              2.00 : 1.00 but less than
              3.00 : 1.00

VI.           Less than 2.00 : 1.00            0.20%                 1.00%                 0.00%

                            AFFIRMATION OF GUARANTY
                            -----------------------

     The undersigned Guarantors hereby acknowledge and agree to the terms of the foregoing Third Amendment to Credit Agreement (the "Amendment"), and further acknowledge and agree that nothing contained in the Amendment in any way affects the validity and enforceability of that certain Subsidiary Guaranty (the "Guaranty") dated as of May 15, 1998, executed by each of the undersigned Guarantors in favor of Lenders, the validity and effectiveness of which Guaranty is hereby reaffirmed as of the Effective Date of the Amendment.


                                  CONTROL RESOURCES CORPORATION


                                  By: /s/ WARREN LAZAROW
                                      -------------------------------
                                      NAME:
                                      TITLE:

                                  P-COM NETWORK SERVICES, INC.


                                  By: /s/ WARREN LAZAROW
                                      -------------------------------
                                      NAME:
                                      TITLE:

                                  P-COM FINANCE CORPORATION


                                  By: /s/ WARREN LAZAROW
                                      -------------------------------
                                      NAME:
                                      TITLE:

                                  P-COM UNITED KINGDOM, INC.


                                  By: /s/ WARREN LAZAROW
                                      -------------------------------
                                      NAME:
                                      TITLE:

                                  TELEMATICS, INC.


                                  By: /s/ WARREN LAZAROW
                                      -------------------------------
                                      NAME:
                                      TITLE: